Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2022 Results
• Narrowing 2022 Adjusted EBITDA guidance and initiating 2023 financial guidance
• Executing current $1 billion share repurchase program; $397 million remaining to be completed
• Announcing 2023 capital allocation: $600 million incremental share repurchase program; 8% increase in annual dividend; $331 million growth/other
HOUSTON—November 7, 2022—NRG Energy, Inc. (NYSE: NRG) today reported a third quarter 2022 Net Income of $67 million, or $0.29 per diluted common share, and Adjusted EBITDA for the third quarter of $452 million.

“We made significant progress on our key strategic priorities in the third quarter, and our platform performed well during extreme Summer conditions," said Mauricio Gutierrez, NRG President, and Chief Executive Officer. “We remain on track to achieve our long-term goals, and I am excited about the opportunities ahead to provide even more value for stakeholders.”

Consolidated Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Net Income	$67	$1,618	$2,316	$2,614
Cash provided by Operating Activities	$(1,431)	$1,478	$1,758	$1,855
Adjusted EBITDA[a]	$452	$767	$1,319	$1,990
Free Cash Flow Before Growth Investments (FCFbG)	$(42)	$395	$294	$1,163
a. Three and nine months ended 9/30/21 excludes the loss due to Winter Storm Uri of $21 million and $1,070 million, respectively

Segments Results
Table 1: Net Income

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Texas	$(475)	$251	$1,064	$600
East	555	1,980	2,086	3,119
West/Services/Other[a]	(13)	(613)	(834)	(1,105)
Net Income	$67	$1,618	$2,316	$2,614
a. Includes Corporate segment

Third quarter net income was $67 million, $1,551 million lower than third quarter 2021, primarily driven by mark-to-market gains on economic hedge positions in 2021, which were due to large movements in natural gas and power prices.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Texas	$183	$446	$632	$1,004
East	175	219	561	760
West/Services/Other [a]	94	102	126	226
Adjusted EBITDA[b]	$452	$767	$1,319	$1,990
a. Includes Corporate segment
b. Three and nine months ended 9/30/21 excludes the loss due to Winter Storm Uri of $21 million and $1,070 million, respectively

Texas: Third quarter Adjusted EBITDA was $183 million, $263 million lower than the third quarter of 2021. This decrease was primarily driven by higher supply costs as a result of the previously announced unplanned outage at W.A. Parish Unit 8 and higher ancillary charges, partially offset by higher revenue rates and increased load driven by weather.

East: Third quarter Adjusted EBITDA was $175 million, $44 million lower than the third quarter of 2021. This decrease was primarily driven by the 4.8 GW asset sale which was completed in December 2021, PJM asset retirements, and supply chain constraints, partially offset by higher revenue rates and the realization of Direct Energy synergies.

West/Services/Other: Third quarter Adjusted EBITDA was $94 million, $8 million lower than the third quarter of 2021. This decrease was primarily driven by the 4.8 GW asset sale and the sale of the equity interest in the Watson generating facility, partially offset by higher gross margin from Cottonwood.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	9/30/22	12/31/21
Cash and Cash Equivalents	$333	$250
Restricted Cash	46	15
Total	379	265
Total Revolving Credit Facility and collective collateral facilities	2,395	2,421
Total Liquidity, excluding collateral received	$2,774	$2,686

As of September 30, 2022, NRG's cash was at $333 million, and $2.4 billion was available under the Company’s credit facilities. Total liquidity was $2.8 billion, which was approximately $88 million higher than at the end of 2021.

NRG Strategic Developments
Astoria
On September 9, 2022, the Company entered into a definitive purchase agreement to sell land and related assets from the Astoria site, within the East region of operations, for initial proceeds of $212 million, subject to purchase price adjustments and certain other indemnifications. As part of the transaction, NRG will enter into an agreement to lease the land back for the purpose of operating the Astoria facility through the planned April 30, 2023 retirement date. The operating lease agreement is expected to end six months after the facility's actual retirement date. The transaction is expected to close in the fourth quarter of 2022 and is subject to various closing conditions.

As a result of the agreement for the Astoria sale mentioned above, and the planned withdrawal and cancellation of the proposed Astoria redevelopment project, the Company recorded an impairment of $43 million in the third quarter of 2022.

W.A. Parish Unit 8 Extended Outage
In May 2022, W.A. Parish Unit 8 came offline as a result of damage to certain components of the steam turbine/generator. Based on management's current assessment of necessary restoration efforts, the Company continues to target the return to service of the unit by the end of the second quarter of 2023.

Growth Plan
At its June 2021 Investor Day, NRG provided its five-year roadmap to grow through its integrated home strategy. In 2021 and 2022, the Company focused on ‘optimizing its core’ and staging for growth through its test and learn pilot programs. During this time, the Company enhanced its business model and go-to-market strategies. In 2023, the Company expects to enter its next phase of growth, ‘grow from core,’ through executing identified investment and strategic partnerships, while evaluating incremental vertical integration and partnership opportunities. Consistent with its strategic and capital allocation priorities, the Company expects to allocate approximately $220 million for growth-related projects in 2023.

Narrowing 2022 Guidance and Initiating 2023 Guidance
NRG is narrowing its 2022 Adjusted EBITDA as well as narrowing and adjusting down the 2022 FCFbG guidance, and is initiating guidance for the 2023 fiscal year. 2022 FCFbG guidance has been reduced as a result of increasing natural gas and coal inventories, which is expected to be partially reversed in 2023, and the impact of higher commodities prices on working capital.

Table 4: Adjusted EBITDA and FCFbG Guidance

	2022	2023
(In millions)	Revised Guidance	Guidance
Adjusted EBITDA[a]	$1,950 - $2,050	$2,270 - $2,470
Cash provided by Operating Activities	$1,230 - $1,330	$1,925 - $2,125
FCFbG	$950 - $1,050	$1,520 - $1,720
a. Non-GAAP financial measure; see Appendix Table A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

2022 Capital Allocation Update
As announced on December 6, 2021, the Company's Board of Directors authorized $1 billion for share repurchases. The program began in 2021 with $39 million in share repurchases completed in December of that year, an incremental $564 million was completed through October 31, 2022, resulting in a balance of $397 million under the current program expected to be completed by the end of 2022.

On October 21, 2022, NRG announced that its Board of Directors declared a quarterly dividend on the Company's common stock of $0.35 per share, or $1.40 per share on an annualized basis. The dividend is payable on November 15, 2022, to stockholders of record as of November 1, 2022.

2023 Capital Allocation
The Company is announcing its expected 2023 capital allocation plan, consistent with its capital allocation priorities and 2021 Investor Day roadmap. The Board of Directors approved $600 million incremental share repurchases program, to be completed in 2023; an 8% increase in its annual dividend to $1.51 per share beginning in the first quarter of 2023; $331 million in growth and other spend; and $628 million to be allocated at a future date.

The Company remains committed to maintaining a strong balance sheet, continues to work to achieve investment-grade credit metrics, and expects to grow into its target investment grade metrics, primarily through the realization of Direct Energy run-rate earnings and other growth initiatives.

The Company's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of NRG’s common stock that are repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the company’s ability to maintain satisfactory credit ratings.

Earnings Conference Call
On November 7, 2022, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power and gas markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, data privacy, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve our net debt targets, our ability to achieve or maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to execute our market operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, adjusted cash flow from operations and free cash flow guidance are estimates as of November 7, 2022. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Laura Avant	Kevin L. Cole, CFA
713.537.5437	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2022	2021	2022	2021
Revenue
Revenue	$8,510	$6,609	$23,688	$19,943
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	7,802	3,692	18,619	13,496
Depreciation and amortization	145	199	485	569
Impairment losses	43	—	198	306
Selling, general and administrative costs	326	318	973	973
Provision for credit losses	52	64	103	715
Acquisition-related transaction and integration costs	8	17	26	81
Total operating costs and expenses	8,376	4,290	20,404	16,140
Gain on sale of assets	22	—	51	17
Operating Income	156	2,319	3,335	3,820
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	11	15	—	23
Other income, net	21	8	33	42
Loss on debt extinguishment	—	(57)	—	(57)
Interest expense	(105)	(122)	(313)	(374)
Total other expense	(73)	(156)	(280)	(366)
Income Before Income Taxes	83	2,163	3,055	3,454
Income tax expense	16	545	739	840
Net Income	$67	$1,618	$2,316	$2,614
Income per Share
Weighted average number of common shares outstanding — basic and diluted	235	245	238	245
Income per Weighted Average Common Share —Basic and Diluted	$0.29	$6.60	$9.73	$10.67

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2022	2021	2022	2021
Net Income	$67	$1,618	$2,316	$2,614
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	(32)	(11)	(45)	(6)
Defined benefit plans	(2)	1	17	20
Other comprehensive (loss)/income	(34)	(10)	(28)	14
Comprehensive Income	$33	$1,608	$2,288	$2,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$333	$250
Funds deposited by counterparties	3,134	845
Restricted cash	46	15
Accounts receivable, net	4,061	3,245
Uplift securitization proceeds receivable from ERCOT	—	689
Inventory	772	498
Derivative instruments	9,938	4,613
Cash collateral paid in support of energy risk management activities	262	291
Prepayments and other current assets	417	395
Total current assets	18,963	10,841
Property, plant and equipment, net	1,598	1,688
Other Assets
Equity investments in affiliates	126	157
Operating lease right-of-use assets, net	236	271
Goodwill	1,650	1,795
Intangible assets, net	2,227	2,511
Nuclear decommissioning trust fund	789	1,008
Derivative instruments	4,914	2,527
Deferred income taxes	1,516	2,155
Other non-current assets	224	229
Total other assets	11,682	10,653
Total Assets	$32,243	$23,182
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$62	$4
Current portion of operating lease liabilities	82	81
Accounts payable	2,871	2,274
Derivative instruments	6,841	3,387
Cash collateral received in support of energy risk management activities	3,134	845
Accrued expenses and other current liabilities	1,376	1,324
Total current liabilities	14,366	7,915
Other Liabilities
Long-term debt and finance leases	7,974	7,966
Non-current operating lease liabilities	197	236
Nuclear decommissioning reserve	335	321
Nuclear decommissioning trust liability	433	666
Derivative instruments	2,802	1,412
Deferred income taxes	84	73
Other non-current liabilities	922	993
Total other liabilities	12,747	11,667
Total Liabilities	27,113	19,582
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,894,539 and 423,547,174 shares issued and 232,125,137, and 243,753,899 shares outstanding at September 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in-capital	8,450	8,531
Retained earnings	2,584	464
Treasury stock, at cost 191,769,402, and 179,793,275 shares at September 30, 2022 and December 31, 2021, respectively	(5,754)	(5,273)
Accumulated other comprehensive loss	(154)	(126)
Total Stockholders' Equity	5,130	3,600
Total Liabilities and Stockholders' Equity	$32,243	$23,182

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2022	2021
Cash Flows from Operating Activities
Net Income	$2,316	$2,614
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	7	8
Depreciation and amortization	485	569
Accretion of asset retirement obligations	20	21
Provision for credit losses	103	715
Amortization of nuclear fuel	42	39
Amortization of financing costs and debt discounts	17	30
Loss on debt extinguishment	—	57
Amortization of in-the-money contracts and emissions allowances	122	111
Amortization of unearned equity compensation	21	16
Net gain on sale and disposal of assets	(82)	(29)
Impairment losses	198	306
Changes in derivative instruments	(4,480)	(4,419)
Changes in deferred income taxes and liability for uncertain tax benefits	688	782
Changes in collateral deposits in support of energy risk management activities	2,321	1,970
Changes in nuclear decommissioning trust liability	2	38
Uplift securitization proceeds received from ERCOT	689	—
Changes in other working capital	(711)	(973)
Cash provided by operating activities	1,758	1,855
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	(60)	(3,534)
Capital expenditures	(250)	(219)
Net (purchases)/sales of emission allowances	(4)	6
Investments in nuclear decommissioning trust fund securities	(361)	(460)
Proceeds from the sale of nuclear decommissioning trust fund securities	363	424
Proceeds from sales of assets, net of cash disposed	107	198
Cash used by investing activities	(205)	(3,585)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(252)	(239)
Payments for share repurchase activity	(484)	(9)
Net receipts from settlement of acquired derivatives that include financing elements	1,596	396
Repayments of long-term debt and finance leases	(4)	(1,360)
Proceeds from issuance of long-term debt	—	1,100
Payments for debt extinguishment costs	—	(48)
Payments of debt issuance costs	(1)	(18)
Proceeds from issuance of common stock	—	1
Cash provided/(used) by financing activities	855	(177)
Effect of exchange rate changes on cash and cash equivalents	(5)	(2)
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	2,403	(1,909)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,110	3,930
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$3,513	$2,021

Appendix Table A-1: Third Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Net (Loss)/Income	$(475)	$555	$88	$(101)	$67
Plus:
Interest expense, net	—	(1)	7	79	85
Income tax	—	—	18	(2)	16
Depreciation and amortization	77	39	22	7	145
ARO Expense	2	2	—	—	4
Contract amortization	4	(19)	5	—	(10)
EBITDA	(392)	576	140	(17)	307
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	13	—	13
Acquisition and divestiture integration and transaction costs	—	—	—	8	8
Deactivation costs	—	7	1	—	8
(Gain)/loss on sale of assets	(22)	—	—	—	(22)
Other non-recurring charges	1	4	—	1	6
Impairments	—	43	—	—	43
Mark to market (MtM) losses/(gains) on economic hedges	596	(455)	(52)	—	89
Adjusted EBITDA	$183	$175	$102	$(8)	$452

Third Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Revenue[1]	$3,145	$4,158	$1,172	$8	$8,483
Cost of fuel, purchased power and other cost of sales[2]	2,501	3,749	978	8	7,236
Economic gross margin	644	409	194	—	1,247
Operations & maintenance and other cost of operations[3]	269	117	55	(1)	440
Selling, marketing, general and administrative	149	108	60	9	326
Provision for credit losses	41	7	4	—	52
Other	2	2	(27)	—	(23)
Adjusted EBITDA	$183	$175	$102	$(8)	$452
1 Excludes MtM gain of $33 million and contract amortization of $6 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes other non-recurring charges of $8 million, deactivation costs of $8 million and ARO expense of $4 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$8,510	$6	$(33)	$—	$—	$8,483
Cost of operations (excluding depreciation and amortization shown below)[1]	7,342	16	(122)	—	—	7,236
Depreciation and Amortization	145	(145)	—	—	—	—
Gross margin	1,023	135	89	—	0	1,247
Operations & maintenance and other cost of operations	460	—	—	(8)	(12)	440
Selling, marketing, general & administrative	326	—	—	—	—	326
Provision for credit losses	52	—	—	—	—	52
Other	118	(101)	—	—	(40)	(23)
Net Income/(Loss)	$67	$236	$89	$8	$52	$452
1 Excludes Operations & maintenance and other cost of operations of $460 million
2 Other adj. includes impairments of $43 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $13 million, acquisition and divestiture integration and transaction costs of $8 million, other non-recurring charges of $6 million, ARO expenses of $4 million and gain on sale of assets ($22) million

Appendix Table A-2: Third Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$251	$1,980	$126	$(739)	$1,618
Plus:
Interest expense, net	—	1	3	117	121
Income tax	—	—	14	531	545
Loss on debt extinguishment	—	—	—	57	57
Depreciation and amortization	84	87	21	7	199
ARO Expense	3	4	—	—	7
Contract amortization	7	(54)	5	—	(42)
EBITDA	345	2,018	169	(27)	2,505
Winter Storm URI	19	—	—	2	21
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	17	—	17
Acquisition and divestiture integration and transaction costs	—	—	—	17	17
Legal Settlement	—	(15)	—	3	(12)
Deactivation costs	—	—	1	—	1
Other non-recurring charges	—	(1)	1	3	3
Mark to market (MtM) losses/(gains) on economic hedges	82	(1,783)	(84)	—	(1,785)
Adjusted EBITDA	$446	$219	$104	$(2)	$767

Third Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Revenue[1]	$2,636	$3,087	$885	$1	$6,609
Cost of fuel, purchased power and other cost of sales[2]	1,797	2,593	715	2	5,107
Economic gross margin	839	494	170	(1)	1,502
Operations & maintenance and other cost of operations[3]	203	148	52	(2)	401
Selling, marketing, general & administrative[4]	150	124	44	13	331
Provision for credit losses	58	3	3	—	64
Other	1	—	(33)	(8)	(40)
Winter Storm Uri impact	(19)	—	—	(2)	(21)
Adjusted EBITDA	$446	$219	$104	$(2)	$767

1 Excludes MtM gain of $3 million and contract amortization of $3 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $7 million, other non-recurring charges of $3 million and deactivation costs of $1 million
4 Excludes legal settlements of $12 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$6,609	$3	$(3)	$—	$2	$—	$6,611
Cost of operations (excluding depreciation and amortization shown below)[1]	3,280	45	1,782	—	15	—	5,122
Depreciation and amortization	199	(199)	—	—		—	—
Gross margin	3,130	157	(1,785)	—	(13)	—	1,489
Operations & maintenance and other cost of operations	412	—	—	(1)	—	(10)	401
Selling, marketing, general & administrative	318	—	—	—	(2)	13	329
Provision for credit losses	64	—	—	—	(32)	—	32
Other	718	(666)	—	—		(92)	(40)
Net Income/(Loss)	$1,618	$823	$(1,785)	$1	$21	$89	$767
1 Excludes Operations & maintenance and other cost of operations of $412 million
2 Other adj. includes adjustment to reflect loss on debt extinguishment of $57 million, acquisition and divestiture integration and transaction costs of $17 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $17 million, ARO expenses of $7 million, other non-recurring charges of $3 million and legal settlements of ($12) million

Appendix Table A-3: YTD Third Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$1,064	$2,086	$231	$(1,065)	$2,316
Plus:
Interest expense, net	—	(4)	22	261	279
Income tax	—	(1)	28	712	739
Depreciation and amortization	230	167	65	23	485
ARO expense	8	9	3	—	20
Contract and emission credit amortization, net	—	103	12	—	115
EBITDA	1,302	2,360	361	(69)	3,954
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	48	—	48
Acquisition and divestiture integration and transaction costs	—	—	—	32	32
Deactivation costs	—	16	1	—	17
(Gain)/loss on sale of assets	(10)	—	(43)	2	(51)
Other non-recurring charges	3	24	(11)	12	28
Impairments	—	198	—	—	198
Mark to market (MtM) (gains)/losses on economic hedges	(663)	(2,037)	(207)	—	(2,907)
Adjusted EBITDA	$632	$561	$149	$(23)	$1,319

YTD Third Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	$7,867	$12,648	$3,438	$11	$23,964
Cost of fuel, purchased power and other cost of sales[2]	5,998	11,355	2,994	13	20,360
Economic gross margin	1,869	1,293	444	(2)	3,604
Operations & maintenance and other cost of operations[3]	740	370	165	(1)	1,274
Selling, general and administrative costs[4]	450	331	161	24	966
Provision for credit losses	53	32	18	—	103
Other	(6)	(1)	(49)	(2)	(58)
Adjusted EBITDA	$632	$561	$149	$(23)	$1,319
1 Excludes MtM loss of $248 million and contract amortization of $28 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes ARO expense of $20 million, deactivation costs of $17 million and other-non recurring charges of $16 million
4 Excludes acquisition and divestiture integration and transaction costs of $7 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$23,688	$28	$248	$—	$—	$23,964
Cost of operations (excluding depreciation and amortization shown below)[1]	17,292	(87)	3,155	—	—	20,360
Depreciation and amortization	485	(485)				—
Gross margin	5,911	600	(2,907)	—	—	3,604
Operations & maintenance and other cost of operations	1,327	—	—	(17)	(36)	1,274
Selling, general and administrative costs	973	—	—	—	(7)	966
Provision for credit losses	103	—	—	—	—	103
Other	1,192	(1,018)	—	—	(232)	(58)
Net Income/(Loss)	$2,316	$1,618	$(2,907)	$17	$275	$1,319
1 Excludes Operations & maintenance and other cost of operations of $1,327 million
2 Includes adjustment to reflect impairments of $198 million, NRG share of Adj EBITDA of $48 million, acquisition and divestiture integration and transaction costs of $32 million, other non-recurring charges of $28 million, ARO expense $20 million and gain on sale of assets ($51) million

Appendix Table A-4: YTD Third Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net (Loss)/Income:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$600	$3,119	$239	$(1,344)	$2,614
Plus:
Interest expense, net	1	(1)	9	364	373
Income tax	—	—	32	808	840
Loss on debt extinguishment	—	—	—	57	57
Depreciation and amortization	245	237	66	21	569
ARO expense	10	9	2	—	21
Contract and emission credit amortization, net	—	23	15	—	38
EBITDA	856	3,387	363	(94)	4,512
Winter Storm Uri impact	1,212	(138)	(10)	6	1,070
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	55	—	56
Acquisition and divestiture integration and transaction costs	—	—	—	83	83
Legal settlements	—	(15)	—	11	(4)
Deactivation costs	—	16	1	—	17
(Gain)/loss on sale of assets	—	—	(17)	—	(17)
Other non-recurring charges	2	—	—	(12)	(10)
Impairments	—	306	—	—	306
Mark to market (MtM) (gains)/losses on economic hedges	(1,067)	(2,796)	(160)	—	(4,023)
Adjusted EBITDA	$1,004	$760	$232	$(6)	$1,990

YTD Third Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	$8,367	$9,070	$2,628	$(4)	$20,061
Cost of fuel, purchased power and other cost of sales[2]	6,791	7,361	2,151	1	16,304
Economic gross margin	1,576	1,709	477	(5)	3,757
Operations & maintenance and other cost of operations[3]	656	423	177	(5)	1,251
Selling, marketing, general & administrative[4]	435	385	131	31	982
Provision for credit losses	700	7	8	—	715
Other	(7)	(4)	(81)	(19)	(111)
Winter Storm Uri impact	(1,212)	138	10	(6)	(1,070)
Adjusted EBITDA	$1,004	$760	$232	$(6)	$1,990
1 Excludes MtM loss of $99 million and contract amortization of $19 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes deactivation expense of $17 million, ARO expense of $21 million, other non-recurring charges of $4 million, and legal settlements of $2 million
4 Excludes acquisition and divestiture integration and transaction costs of $3 million, legal settlement of $2 million and other non-recurring charges of ($14) million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$19,943	$19	$99	$—	$(2,650)	$—	$17,411
Cost of operations (excluding depreciation and amortization shown below)[1]	12,201	(19)	4,122	—	(3,052)	—	13,252
Depreciation and amortization	569	(569)	—	—		—	—
Gross margin	7,173	607	(4,023)	—	402	—	4,159
Operations & maintenance and Other cost of operations	1,295	—	—	(17)	(2)	(27)	1,249
Selling, marketing, general & administrative	973	—	—	—	(29)	9	953
Provision for credit losses	715	—	—	—	(637)	—	78
Other	1,576	(1,213)	—	—	—	(474)	(111)
Net Income/(Loss)	$2,614	$1,820	$(4,023)	$17	$1,070	$492	$1,990
1 Excludes Operations & maintenance and other cost of operations of $1,295 million
2 Other adj. includes adjustment to reflect impairments of $306 million, acquisition and divestiture integration and transaction costs of $83 million, loss on debt extinguishment $57 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $56 million, ARO expense of $21 million, legal settlement of $4 million, gain on sale of assets of ($17) million and other non-recurring charges of ($10) million

Appendix Table A-5: 2022 and 2021 Three Months Ended September 30 Adjusted Cash Flow From Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow from operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2022	September 30, 2021
Adjusted EBITDA	$452	$767
Winter Storm Uri loss	—	(21)
Interest payments, net	(76)	(143)
Income tax	(11)	(20)
Collateral / working capital / other	(1,796)	895
Cash Provided by Operating Activities	(1,431)	1,478
Winter Storm Uri loss	—	21
Securitization, C&I credits, and remaining open accounts receivables	16	4
Net receipts from settlement of acquired derivatives that include financing elements	646	205
Acquisition and divestiture transaction and integration costs	8	16
Encina site improvement	2	4
Adjustment for change in collateral	800	(1,274)
Nuclear decommissioning trust liability	(5)	(9)
Effect of exchange rate changes on cash and cash equivalents	(5)	(3)
Adjusted Cash Flow from Operating Activities	31	442
Maintenance Capital Expenditures	(73)	(47)
Free Cash Flow Before Growth Investments (FCFbG)	$(42)	$395

Appendix Table A-6: 2022 and 2021 Nine Months Ended September 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Nine Months Ended
($ in millions)	September 30, 2022	September 30, 2021
Adjusted EBITDA	$1,319	$1,990
Winter Storm Uri loss	—	(1,070)
Interest payments, net	(254)	(333)
Income tax	(47)	(8)
Collateral / working capital / other	740	1,276
Cash Provided by Operating Activities	1,758	1,855
Winter Storm Uri loss	—	1,070
Securitization, C&I credits, and remaining open accounts receivables	(608)	(107)
Net receipts from settlement of acquired derivatives that include financing elements	1,596	396
Acquisition and divestiture transaction and integration costs	32	82
Encina site improvement	11	19
GenOn Settlement	4	—
Adjustment for change in collateral	(2,321)	(1,970)
Nuclear decommissioning trust liability	2	(36)
Effect of exchange rate changes on cash and cash equivalents	(5)	(2)
Adjusted Cash Flow from Operating Activities	469	1,307
Maintenance Capital Expenditures	(174)	(142)
Environmental Capital Expenditures	(1)	(2)
Free Cash Flow Before Growth Investments (FCFbG)	$294	$1,163

Appendix Table A-7: Nine Months Ended September 30, 2022 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through third quarter of 2022:

($ in millions)	Nine months ended September 30, 2022
Sources:
Adjusted Cash Flow from Operating Activities	$469
Uplift securitization proceeds received from ERCOT	689
Proceeds from sale of assets	107
Return of cash collateral paid	29
Uses:
Payments for share repurchase activity	(484)
Payments of dividends to common stockholders	(252)
Maintenance and Environmental capital expenditures, net	(175)
Growth Investment capital expenditures	(75)
Winter Storm Uri	(81)
Payments for acquisitions of businesses and assets, net of cash acquired	(60)
Acquisition and divestiture integration and transaction costs	(32)
Decrease in availability of collective collateral facilities	(26)
Encina site improvement	(11)
GenOn Settlement	(4)
Net (purchases)/sales of emission allowances	(4)
Other investing and financing	(2)
Change in Total Liquidity	$88

Appendix Table A-8: 2022 and 2023 Guidance Reconciliations
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income/(Loss), and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2022	2023
($ in millions)	Guidance	Guidance
Net Income[1]	$ 345 - 445	$ 735 - 935
Interest expense, net	380	430
Income tax	125	310
Depreciation, amortization, contract amortization, and ARO expense	760	700
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	70	15
Impairments[2]	198	—
Other costs[3]	70	80
Adjusted EBITDA	1,950 - 2,050	2,270 - 2,470
Interest payments, net	(360)	(375)
Income tax	(50)	(95)
Working capital / other assets and liabilities[4]	(310)	125
Cash provided by Operating Activities	1,230 - 1,330	1,925 - 2,125
Adjustments: proceeds from investment and asset sales, collateral, nuclear decommissioning trust liability	10	10
Adjusted Cash flow from Operations	1,240 - 1,340	1,935 - 2,135
Maintenance capital expenditures[4]	(275) - (295)	(395) - (415)
Environmental capital expenditures	(2) - (5)	(10) - (15)
Free Cash Flow before Growth	$ 950 - 1,050	$ 1,520 - 1,720
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 2022 represents impairments of Midwest Generation goodwill, PJM generating assets, and Astoria development spend
3 Includes deactivation costs and integration expenses
4 Maintenance capital expenditures excludes W.A. Parish expected insurance recoveries classified in Working capital / other assets and liabilities

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Economic gross margin is a non-GAAP financial measure NRG provides to show gross margin excluding the impact of unrealized mark-to-market gains and losses on economic hedge positions as they relate to hedges that will settle in future periods, and contract and emission credit amortization as it is based on the valuation of acquired intangible assets as of the date of acquisition and is not reflective of current economic conditions or Company performance. Management believes economic gross margin is useful to investors and other users of NRG's financial statements in evaluating its current period operating performance.
Adjusted cash flow from operating activities is a non-GAAP financial measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of acquisition and divestiture transaction and integration costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back acquisition and divestiture transaction and integration costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.